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        [LETTERHEAD OF SHAW, PITTMAN, POTTS & TROWBRIDGE APPEARS HERE]

                                 July 7, 1995


                                                                       EXHIBIT 5
Amerac Energy Corporation
700 Louisiana
Suite 3330
Houston, Texas 77002

Gentlemen:

        We have acted as counsel to Amerac Energy Corporation, a Delaware corporation (the "Company"), in connection with the registration of 3,651,195 presently outstanding shares of its common stock, $.05 par value per share (the "Shares"), pursuant to a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (No. 33-60857) (the "Registration Statement").

        Based upon our examination of the originals or copies of such documents, corporate records, certificates of officers of the Company and other instruments as we have deemed necessary and upon the laws as presently in effect, we are of the opinion that the Shares have been duly authorized and legally issued by the Company and are fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus that constitutes a part of the Registration Statement.

                                        Very truly yours,

                                        /s/ Shaw, Pittman, Potts & Trowbridge

                                        SHAW, PITTMAN, POTTS & TROWBRIDGE